UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 26, 2004

C-COR.net Corp.

(Exact name of Registrant as specified in its charter)

Pennsylvania	0-10726	24-0811591
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

60 Decibel Road, State College, Pennsylvania	16801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (814) 238-2461

(Former name or former address, if changed since last report.)

Item 5. Other Events and Regulation FD Disclosure.

On February 27, 2004, the Registrant issued a press release announcing the public offering of 4,400,000 shares of its common stock, $0.05 par value per share, at a public offering price of $14.50 per share (the “Offering Shares”) pursuant to its Registration Statement on Form S-3 (File No. 333-75888) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 1, 2002. The prospectus dated February 1, 2002 included in the Registration Statement is referred to as the “Prospectus.” A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The Registrant filed with the SEC on February 27, 2004, the Prospectus together with a supplement to the Prospectus, dated February 26, 2004, relating to the issuance and sale of the Offering Shares. The Offering Shares were issued in a firm commitment underwritten public offering pursuant to an underwriting agreement, dated February 26, 2004, among the Registrant and CIBC World Markets Corp., Friedman, Billings, Ramsey & Co., Inc., Needham & Company, Inc. and Credit Lyonnais Securities (USA) Inc., as representatives of the several underwriters (the “Representatives”). Pursuant to the terms of the offering, the Registrant granted the Representatives an option to purchase an additional 660,000 shares to cover over-allotments which may be exercised at any time within 30 days after the offering. The Registrant is filing the underwriting agreement as part of this Current Report as Exhibit 1.2.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

Number	Description of Document
1.2	Underwriting Agreement dated February 26, 2004 among C-COR.net Corp., CIBC World Markets Corp., Friedman, Billings, Ramsey & Co., Inc., Needham & Company, Inc. and Credit Lyonnais Securities (USA) Inc.

5.2	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.2).

99.1	Press Release dated February 27, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

C-COR.net Corp.
(Registrant)

February 27, 2004	By:	/s/ William T. Hanelly
	Name:	William T. Hanelly
	Title:	Chief Financial Officer

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